UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
February 16, 2007 (February 14, 2007)
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
General
     As previously reported on Form 8-K, on February 8, 2007, Targa Resources Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Targa Resources, Inc. (“Targa”), Targa Resources GP LLC (“Targa GP”), Targa Resources Operating LP (“Operating LP”), Targa Resources Operating GP LLC (“Operating GP”) and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 16,800,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $21.00 per Common Unit ($19.7925 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 2,520,000 Common Units (the “Option”) to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership.
     The transactions contemplated by the Underwriting Agreement, including the Underwriters’ exercise of the Option, were consummated on February 14, 2007.
Credit Agreement
     On February 14, 2007, the Partnership entered into a senior secured credit agreement (the “Credit Agreement”) with a syndicate of lenders and financial institutions named therein as parties thereto and Bank of America, N.A., as Administrative Agent, Wachovia Bank, N.A., as Syndication Agent, and Merrill Lynch Capital, Royal Bank of Canada and The Royal Bank of Scotland PLC, as Co-Documentation Agents.
     The new credit facility under the Credit Agreement consists of a five-year $500 million revolving credit facility, of which approximately $294.5 million was drawn at closing. Borrowings under the Credit Agreement are secured by substantially all of the Partnership’s assets and are guaranteed by the Partnership’s material, domestic subsidiaries. In addition, all of the capital stock of the domestic restricted subsidiaries has been pledged to secure the obligations under the Credit Agreement. Under the Credit Agreement, the revolving credit facility currently bears interest at the Partnership’s option, at the higher of the lender’s prime rate or the federal funds rate plus 0.5%, plus an applicable margin ranging from 0% to 1.25% dependent on the Partnership’s total leverage ratio, or LIBOR plus an applicable margin ranging from 1.0% to 2.25% dependent on the Partnership’s total leverage ratio.
     The Partnership and its subsidiaries used approximately $294.5 million advanced under the Credit Agreement to repay intercompany indebtedness.
     Under the Credit Agreement, the Partnership is subject to certain limitations, including limitations on its ability: to incur additional debt or sell assets, to make certain investments and acquisitions; to grant liens; and to pay dividends and distributions. The Credit Agreement contains certain affirmative covenants to deliver capital stock of newly created subsidiaries, and to provide guarantees from the Partnership and certain domestic subsidiaries. The Partnership is also subject to financial covenants which include a total debt to EBITDA ratio and an interest coverage ratio. The Credit Agreement specifies a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other agreements or instruments of indebtedness, change of control and noncompliance with covenants. Upon the occurrence of an event of default, the lenders may accelerate the maturity of the Credit Agreement and exercise other rights and remedies.
     This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Contribution, Conveyance and Assumption Agreement
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) described below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Omnibus Agreement
     On February 14, 2007, the closing date of the transactions contemplated by the Underwriting Agreement, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with Targa, Targa GP and Targa Resources LLC, a Delaware limited liability company. As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated February 8, 2007 (File No. 333-138747) and filed on February 9, 2007 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Omnibus Agreement governs certain relationships between the Partnership and Targa, including:
i.	Targa’s obligation to provide certain general and administrative services to the Partnership and its subsidiaries;
ii.	the Partnership’s obligation to reimburse Targa and its affiliates for the provision of these general and administrative services, subject to a cap of $5 million in the first year, which increases in the subsequent two years based on a formula specified in the Omnibus Agreement;
iii.	the Partnership’s obligation to reimburse Targa and its affiliates for direct expenses incurred on behalf of the Partnership and its subsidiaries; and
iv.	Targa’s obligation to indemnify the Partnership for certain liabilities and the Partnership’s obligation to indemnify Targa for certain liabilities.
     This description of the Omnibus Agreement is qualified in its entirety by reference to the Omnibus Agreement, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Indemnification Agreements
     On February 7, 2007, the Board of Directors of Targa GP authorized the Partnership and Targa GP to enter into Indemnification Agreements (each, an “Indemnification Agreement”) with each independent director of Targa GP (each, an “Indemnitee”). Each Indemnification Agreement provides that each of the Partnership and Targa GP will indemnify and hold harmless each Indemnitee against Expenses (as defined in the Indemnification Agreement) to the fullest extent permitted or authorized by law, including the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. If such indemnification is unavailable as a result of a court decision and if the Partnership or Targa GP is jointly liable in the proceeding with the Indemnitee, the Partnership and Targa GP will contribute funds to the Indemnitee for his Expenses in proportion to relative benefit and fault of the Partnership or Targa GP on the one hand and Indemnitee on the other in the transaction giving rise to the proceeding.
     Each Indemnification Agreement also provides that each of the Partnership and Targa GP will indemnify and hold harmless the Indemnitee against Expenses incurred for actions taken as a director or officer of the Partnership or Targa GP, or for serving at the request of the Partnership or Targa GP as a director or officer or another position at another corporation or enterprise, as the case may be, but only if no final and non-appealable judgment has been entered by a court determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal proceeding, the Indemnitee acted with knowledge that the Indemnitee’s conduct was unlawful. The Indemnification Agreement also provides that the Partnership and Targa GP must advance payment of certain Expenses to the Indemnitee, including fees of counsel, subject to receipt of an undertaking from the Indemnitee to return such advance if it is it is ultimately determined that the Indemnitee is not entitled to indemnification.
     This description of each Indemnitee Agreement is qualified in its entirety by reference to the form of Indemnitee Agreement, a copy of which is filed as Exhibit 10.4 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Relationships.
     Each of the Partnership, Targa GP, the Operating LP and the other parties to the Credit Agreement, Contribution Agreement and Omnibus Agreement are direct or indirect subsidiaries of Targa. As a result, certain individuals, including officers and directors of Targa and Targa GP, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, Targa GP, as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.
     The Underwriters have performed from time to time and are performing investment banking and advisory services for Targa and its affiliates for which they have received and will receive customary fees and expenses. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated own an approximate 6.6% fully diluted, indirect ownership interest in Targa. Affiliates of

Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Wachovia Capital Markets, LLC and Credit Suisse Securities (USA) LLC are lenders under Targa’s credit facility, a portion of which was repaid using the net proceeds from the Partnership’s initial public offering that were paid to Targa. In addition, affiliates of some of the underwriters are lenders under the Partnership’s new credit facility.
     The Partnership has entered into swap transactions with affiliates of Goldman, Sachs, & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Credit Suisse Securities (USA) LLC. The Partnership has agreed to pay these counterparties a fee in an amount it believes to be customary in connection with these transactions.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Contribution, Conveyance and Assumption Agreement
     On February 14, 2007, the Partnership entered into the Contribution Agreement with Targa GP, Operating LP, Operating GP, Targa GP Inc., a Delaware corporation (“Targa GP Inc.”), Targa LP Inc., a Delaware corporation (“Targa LP Inc.”), Targa Regulated Holdings LLC, a Delaware limited liability company, Targa North Texas GP LLC, a Delaware limited liability company (“North Texas GP”), and Targa North Texas LP, a Delaware limited partnership (“North Texas LP”), as contemplated by the Prospectus. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
i.	the transfer of North Texas GP and North Texas LP and their subsidiary to the Partnership;
ii.	the issuance of the incentive distribution rights to Targa GP and the continuation of its 2.0% general partner interest in the Partnership;
iii.	the Partnership’s issuance of 5,449,338 Subordinated Units to Targa GP Inc. and 6,078,893 Subordinated Units to Targa LP Inc. in exchange for the contributed assets; and
iv.	the retirement of intercompany indebtedness by North Texas LP.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement.
     This description of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuance by the Partnership on February 14, 2007 in connection with the consummation of the transactions contemplated by the Contribution Agreement of Subordinated Units to Targa GP Inc. and Targa LP Inc., is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2). The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such Subordinated Units will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will extend until the first day of any quarter beginning after March 31, 2010 that the Partnership meets the financial tests set forth in the partnership agreement of the Partnership, but may end sooner if the Partnership meets additional financial tests.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On February 14, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of the Offering. A description of the First Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the First Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.
Item 7.01 Regulation FD Disclosure.
     On February 14, 2007, the Partnership announced that it had closed its initial public offering of 19,320,000 Common Units, of which 2,520,000 Common Units were purchased pursuant to the full exercise of the Option. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

Exhibit 10.1
Credit Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, as Borrower, Bank of America, N.A., as Administrative Agent, Wachovia Bank, N.A., as Syndication Agent, Merrill Lynch Capital, Royal Bank of Canada and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and the other lenders party thereto.

Exhibit 10.2
Contribution, Conveyance and Assumption Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, Targa Resources Operating LP, Targa Resources GP LLC, Targa Resources Operating GP LLC, Targa GP Inc., Targa LP Inc., Targa Regulated Holdings LLC, Targa North Texas GP LLC and Targa North Texas LP.

Exhibit 10.3	Omnibus Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC.

Exhibit 10.4	Form of Indemnification Agreement.

Exhibit 99.1	Targa Resources Partners LP Press Release dated February 14, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC its general partner

Dated: February 16, 2007	By:	/s/ Jeffrey J. McParland

Jeffrey J. McParland
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP

Exhibit 10.1
Credit Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, as Borrower, Bank of America, N.A., as Administrative Agent, Wachovia Bank, N.A., as Syndication Agent, Merrill Lynch Capital, Royal Bank of Canada and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and the other lenders party thereto.

Exhibit 10.2
Contribution, Conveyance and Assumption Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, Targa Resources Operating LP, Targa Resources GP LLC, Targa Resources Operating GP LLC, Targa GP Inc., Targa LP Inc., Targa Regulated Holdings LLC, Targa North Texas GP LLC and Targa North Texas LP.

Exhibit 10.3	Omnibus Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC.

Exhibit 10.4	Form of Indemnification Agreement.

Exhibit 99.1	Targa Resources Partners LP Press Release dated February 14, 2007.